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                                                                       EXHIBIT 5




December 21, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

      Re:  Registration Statement on Form S-3 for
           Debt Securities to be Offered Pursuant to Rule 415

Ladies and Gentlemen:

      I have acted as counsel to Rohm and Haas Company (the "Company") in connection with the preparation and filing today with the Securities and Exchange Commission of a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance and sale from time to time by the Company of up to $700,000,000 aggregate offering price of debt securities ("Debt Securities"), each series of which will be offered on terms to be determined at the time of sale. Certain series of the Debt Securities may be convertible into shares of common stock, par value $2.50 per share (the "Common Stock"), of the Company issuable upon the conversion of the applicable series of the Debt Securities (the "Conversion Shares").

      The Debt Securities are to be issued either pursuant to the terms of (a) an Indenture dated as of April 1, 1986, as supplemented by a First Supplemental Indenture dated as of December 15, 1988 and a Second Supplemental Indenture dated as of May 1, 1992, as incorporated by reference in the Registration Statement, between the Company and Mellon Bank, N.A., successor to CoreStates Bank, N.A., as Trustee (the "Indenture") or (b) the Subordinated Indenture dated as of May 1, 1992, as incorporated by reference in the Registration Statement, between the Company and Wachovia Bank of Georgia, National Association, as Trustee (the "Subordinated Indenture"), and may be sold directly or indirectly to purchasers, through agents, to dealers or to underwriters, as described in the Registration Statement. The Indenture and the Subordinated Indenture provide for the issuance of Debt Securities in series having such terms, conditions and other provisions as may be authorized and designated in accordance with the procedures set forth therein.
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      For purposes of this opinion, I have assumed the proper reservation for issuance of any Conversion Shares prior to such time, if any, that convertible Debt Securities are issued.

      I have examined the corporate records and documents, statements and certificates of officers of the Company and other matters which I have considered appropriate to enable me to give this opinion.

      Based upon the foregoing, I am of the opinion that (i) when (a) the actions required by the Indenture or the Subordinated Indenture, as the case may be, for the authorization and designation of a series of Debt Securities and the establishment of the form, terms, conditions and other provisions of Debt Securities of such series have been duly and properly taken, (b) the Debt Securities have been executed and authenticated in accordance with the provisions of the Indenture or the Subordinated Indenture, as the case may be and (c) the Debt Securities have been issued and delivered against payment therefor, such Debt Securities will be validly issued and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, including laws governing the payment and collection of interest, and to general equity principles, and (ii) the Conversion Shares, when and to the extent issued upon conversion of an applicable series of Debt Securities pursuant to the terms thereof, will be legally issued, fully paid and non-assessable.

      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the related Preliminary Prospectus dated December 21, 1998, and in any supplemented or definitive versions of the Preliminary Prospectus.


                                    Sincerely,




                                    Robert P. Vogel
                                    Vice President and General Counsel